UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 2, 2011 (December 1, 2011)

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On December 1, 2011, Holly Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Common Units Offering”) by the Partnership of 1,475,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $53.50 per common unit. The Partnership has granted the Underwriters a 30-day option to purchase up to an additional 221,250 Common Units. The Common Units to be sold in the Common Units Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-155537). The closing of the Common Units Offering is expected to occur on December 6, 2011 (the “Closing Date”). Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Underwriting Agreement.

The Partnership intends to use a portion of the net proceeds from the Common Units Offering of approximately $75.8 million (or approximately $87.2 million if the Underwriters exercise in full their over-allotment option) and the general partner contribution described in the following paragraph, to pay a portion of the principal of the two promissory notes with an aggregate original principal amount of $150 million that the Partnership issued to wholly-owned subsidiaries of HollyFrontier Corporation in connection with the Partnership’s acquisition of certain pipeline, tankage, loading rack and crude receiving assets located at HollyFrontier Corporation’s El Dorado and Cheyenne refineries. The Partnership expects to use any remaining net proceeds to repay indebtedness incurred under its credit agreement and for general corporate purposes.

In connection with the Common Units Offering, on the Closing Date, HEP Logistics Holdings, L.P., the general partner of the Partnership, will contribute approximately $1.5 million (or $1.8 million if the Underwriters exercise in full their option to purchase additional Common Units) to the Partnership in order to maintain its 2% general partner interest in the Partnership.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2011, between Holly Energy Partners, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

5.1	Opinion of Fulbright & Jaworski L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By: HEP Logistics Holdings, L.P., its General Partner

By: Holly Logistic Services, L.L.C ., its General Partner

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Executive Vice President and Chief Financial Officer

Date: December 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2011, between Holly Energy Partners, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

5.1	Opinion of Fulbright & Jaworski L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).